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                                                                     EXHIBIT 8.1



             [FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LETTERHEAD]



                                August 11, 2000



Media Metrix, Inc.


250 Park Avenue South, 7th Floor


New York, NY 10003



Ladies and Gentlemen:



     We are acting as counsel to Media Metrix, Inc. ("Media Metrix") in connection with the proposed merger (the "Merger") of MMX Acquisition Corp., a wholly-owned subsidiary of Media Metrix ("Merger Sub"), with and into Jupiter Communications, Inc. ("Jupiter"), with Jupiter surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of June 26, 2000 by and among Media Metrix, Merger Sub and Jupiter (the "Merger Agreement"), as amended. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.



     Media Metrix has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-4 (File No. 333-42316) (the "Registration Statement") with respect to the common stock of Media Metrix to be issued to the Jupiter stockholders in the Merger in exchange for their common stock in Jupiter. In addition, Media Metrix and Jupiter have prepared, and we have reviewed, a Joint Proxy Statement/Prospectus, which is contained in and made a part of the Registration Statement (the "Proxy Statement/Prospectus"). In rendering the opinion set forth below, we have relied upon the facts and assumptions stated in the Proxy Statement/Prospectus and upon such other documents as we have deemed appropriate.



     We have assumed that (i) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, (ii) the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement without the waiver or modification of any such terms and conditions, and (iii) the Merger is authorized by and will be effected pursuant to applicable state law. Under the Merger Agreement, it is a condition to the closing of the Merger that Media Metrix and Jupiter each receive an opinion from their respective legal advisors to the effect that the Merger will, based upon certain representations by Media Metrix and Jupiter, constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.



     Based upon and subject to the foregoing, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus under the caption "The Merger -- Federal Income Tax Consequences", to the extent the statements contained therein relate to matters of United States federal income tax law or legal conclusions with respect thereto, and subject to the qualifications, limitations and assumptions contained therein, fairly presents in all material respects the information disclosed therein. No opinion is expressed on any matters other than those specifically referred to herein.



     The opinion expressed herein is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Proxy Statement/Prospectus under the captions "The Merger -- Federal Income Tax Consequences".

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In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                      Very truly yours,



                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                      By:        /s/ JACK L. JACOBSON

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                                                    Jack L. Jacobson